Exhibit 99.2

RADIOSHACK CORPORATION AND SUBSIDIARIES
Supplemental Product Platform Information
April 25, 2011

The table below provides a breakdown of the change in quarterly sales at U.S. RadioShack company-operated stores in 2010 compared to the same period in 2009 for each product platform.

Platform	% Sales Change 1Q 2010 vs. 1Q 2009	% Sales Change 2Q 2010 vs 2Q 2009	% Sales Change 3Q 2010 vs. 3Q 2009	% Sales Change 4Q 2010 vs. 4Q 2009	% Sales Change FY 2010 vs. FY 2009
Mobility	+51.5%	+63.6%	+27.0%	+16.5%	+35.8%
Signature	-19.9	-18.9	-6.8	-3.6	-12.5
Consumer Electronics	-11.0	-20.4	-8.6	-13.1	-13.4
Total	+4.3%	+6.4%	+6.7%	+1.1%	-4.3%

The table below provides a breakdown of the change in quarterly sales at U.S. RadioShack company-operated stores in 2009 compared to the same period in 2008 for each product platform.

Platform	% Sales Change 1Q 2009 vs. 1Q 2008	% Sales Change 2Q 2009 vs. 2Q 2008	% Sales Change 3Q 2009 vs. 3Q 2008	% Sales Change 4Q 2009 vs. 4Q 2008	% Sales Change FY 2009 vs. FY 2008
Mobility	+13.4%	+7.8%	+52.0%	+77.6%	+37.8%
Signature	+14.0	-6.9	-23.2	-16.1	-9.2
Consumer Electronics	-12.3	-13.0	-22.8	-13.4	-15.0
Total	+5.5%	-4.6%	-3.5%	+6.1	+1.1%